Exhibit 31.1

Certification of Chief Executive Officer

I, Charles E. Phillips, Jr., certify that:

1. I have reviewed this amended annual report on Form 10-K/A of Infor, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 22, 2014	/s/ CHARLES E. PHILLIPS, JR.
Charles E. Phillips, Jr.
Chief Executive Officer and Director